SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2007

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

C.R. Bard, Inc. announced that a U.S. District Court jury in Arizona found that certain of W.L. Gore & Associates Inc.’s ePTFE vascular grafts and stent-grafts infringe Bard patent number 6,436,135. The jury upheld the validity of the patent and awarded $185 million in past damages. The jury also found that Gore willfully infringed the patent. In a second phase of the trial, the court is currently assessing Gore’s assertion that the patent is unenforceable due to inequitable conduct. Bard expects that Gore will file post-trial motions with the court with respect to the jury’s decision. After a judgment is entered, the case may be appealed to the Court of Appeals for the Federal Circuit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.R. BARD, INC.

By:	/s/ Todd C. Schermerhorn
Name:	Todd C. Schermerhorn
Title:	Senior Vice President and Chief Financial Officer

December 13, 2007